Exhibit 99.1
Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA

Press Contacts:

John Stewart	Claire Rowberry
Progress Software Corporation	Lewis PR
(781) 280-4101	(617) 226-8841
jstewart@progress.com	progress@lewispr.com
PROGRESS SOFTWARE ANNOUNCES 2008 FOURTH QUARTER RESULTS
IONA® Integration Nearly Complete;
Apama® Continues Strong Growth in Complex Event Processing
BEDFORD, Mass., December 18, 2008 — Progress Software Corporation (NASDAQ: PRGS), a provider of leading application infrastructure software to develop, deploy, integrate and manage business applications, today announced results for its fourth quarter ending November 30, 2008. On a generally accepted accounting principles (GAAP) basis, revenue for the quarter was a record $139 million, up 2 percent (8 percent at constant currency) from $137 million in the fourth quarter of fiscal 2007. On a non-GAAP basis, revenue totaled $142 million, representing a 4 percent (10 percent at constant currency) increase over the year ago period. The non-GAAP adjustment to revenue is to add back the purchase accounting adjustment for the reduction in deferred maintenance revenue related to the acquisition of Iona Technologies. Software license revenue increased 4 percent (10 percent at constant currency) to $56.1 million from $53.8 million in the same quarter last year.
On a GAAP basis, operating income decreased 46 percent to $8.5 million from $15.8 million in the fourth quarter of fiscal 2007. Net income decreased 47 percent to $6.5 million from $12.1 million in the same quarter last year. Diluted earnings per share decreased 41 percent to 16 cents from 27 cents in the fourth quarter of fiscal 2007.
On a non-GAAP basis, operating income increased 2 percent to $34.0 million from $33.4 million in the same quarter last year. Non-GAAP net income increased to $24.0 million from $23.9 million in the same quarter last year and non-GAAP diluted earnings per share increased 7 percent to 58 cents per share from 54 cents in the fourth quarter of fiscal 2007.
For the twelve months ended November 30, 2008, GAAP revenue increased 4 percent (2 percent at constant currency) to $516 million from $494 million in fiscal 2007. On a non-GAAP basis, revenue increased 5percent (3 percent at constant currency) to $518 million from $494 million in fiscal 2007. On a GAAP basis, operating income increased 13 percent to $64.4 million from $57.2 million in fiscal 2007. Net income increased 9 percent to $46.3 million from $42.3 million in fiscal 2007 and diluted earnings per share increased 13 percent to $1.08 from 96 cents in fiscal 2007.
On a non-GAAP basis, operating income increased 6 percent to $116 million from $109 million last year. Non-GAAP net income increased 6 percent to $81.9 million from $77.4 million last year and non-GAAP diluted earnings per share increased 9 percent to $1.92 from $1.76 in fiscal 2007.

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
Non-GAAP amounts exclude the amortization of acquired intangibles, stock-based compensation, restructuring and acquisition-related costs, purchase accounting adjustments for deferred revenue, impairment of goodwill and professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.
The non-GAAP results noted above and the non-GAAP financial outlook for 2009 discussed below, represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three and twelve months ended November 30, 2008 and 2007, and the 2009 outlook, as well as further information regarding these measures, is included in the condensed financial information provided with this release.
The company’s cash and short-term investments at the end of the year totaled $119 million. In addition, the company had approximately $65 million in investments related to municipal and student loan auction rate securities that were classified as non-current on the balance sheet because these securities failed to clear at auction and the company is currently unable to sell these securities in the market. The failed auctions have resulted in higher interest rates being earned on these securities, but the investments currently lack short-term liquidity.
The company repurchased approximately 160,000 shares at a cost of $3.2 million in the fourth quarter of fiscal 2008. The company’s existing repurchase authorization, under which approximately 9.8 million shares remain available for repurchase, expires on September 30, 2009.
On December 2, 2008, the Massachusetts Superior Court approved the proposed settlement entered into on September 5, 2008 by Progress Software resolving all pending shareholder derivative lawsuits relating to Progress Software’s historical stock option-granting practices. No further court or other approvals of the settlement are required. The terms of the settlement, including a copy of the settlement agreement, were previously disclosed by Progress Software in its Current Report on Form 8-K filed on September 29, 2008.
Joseph Alsop, co-founder and chief executive officer of Progress Software, stated:  “Our results for fiscal Q4 were solid, with strong profitability, despite adverse currency shifts and continuing turmoil in many markets we serve.  We are particularly pleased by the strong performance delivered by our Apama product line, which grew 70% in FY08, attributable to both growth in Capital Markets and other Complex Event Processing applications.  We continue to maintain a conservative stance with respect to our overall expense levels in light of recessionary economic conditions, while continuing to invest in our higher growth product lines.”
Q4 Highlights
•	The British Broadcasting Corporate (BBC) is now delivering live sports using the Progress SonicMQ® enterprise messaging system. SonicMQ was successfully used during the Beijing Olympics to quickly and accurately produce and format the medals table on the BBC sport website, which attracted up to 1.3 million users a day. The broadcaster introduced the system in January for horse racing results on its website, Ceefax and interactive TV services. It is being rolled out for the soccer pages so fans can access current statistics for live scores, results, tables, fixtures, and match commentaries.

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
•	CQG, the premier charting, analytics, and trade routing platform for global futures markets, is employing the Progress Apama® platform to deliver advanced execution capabilities to its clients. This new offering provides CQG users with the ability to automatically execute trades that have been signaled within CQG’s state-of-the-art analysis tools, invoking tailored algorithms offered through the Apama platform (www.progress.com/cqg).

•	Progress Software announced the availability of the Progress OpenEdge® 10.2A business application development platform. With the release of OpenEdge 10.2A, Progress offers its customers and Applications Partners new graphical user interface (GUI) capabilities that enable them to build a Microsoft .NET-based Windows Graphics User Interface (GUI) natively within the award-winning OpenEdge development platform — without requiring any training or prior knowledge of .NET itself.

•	Insurance data standards association ACORD Corporation and Progress Software jointly announced that ACORD® has selected the Progress DataXtend™ Semantic Integrator (SI) as its mapping and schema generation development environment for the ACORD Standards Framework.

•	FUSE™ ESB 4.0, an enterprise version of Apache ServiceMix 4.0 and the most widely-deployed, standards based, open source enterprise service bus (ESB) was released during Q4. FUSE 4.0 comprises important new capabilities that will help the productivity of developers, including support for the Java™ Business Integration (JBI) 2.0 standard and backwards compatibility with JBI 1.0, which ensures that FUSE 3.X (and ServiceMix 3.X) components are seamlessly deployable onto FUSE ESB 4.0.

•	Turquoise, the pan-European equity trading platform backed by nine of Europe’s leading investment banks, went ‘live’ with its deployment of the Apama CEP platform as part of its real-time and post-trade market surveillance system. With its use of Apama, Turquoise can assure traders that Turquoise has the electronic technology in place to capture breaches of trading rules and root out market irregularities, thereby ensuring a fair and open market.

•	Bank of China International Holdings Limited (BOCI) has selected the Apama Algorithmic Trading Platform to strengthen its investment banking infrastructure.

•	DataDirect Technologies, the unparalleled leader in data connectivity and mainframe integration and an operating company of Progress Software, announced the availability of its DataDirect Connect® for JDBC™ database drivers version 4.0. This latest release of the JDBC™ drivers includes important new features and developer productivity capabilities with full support for the JDBC 4.0 specification, flexible application failover and new database feature support.

•	Progress Software announced that the acquisition of IONA Technologies plc was completed. Progress acquired IONA for an aggregate purchase price of approximately $162 million and approximately $107 million net of cash and marketable securities reported on June 30, 2008, which it funded with existing cash resources.

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
Significant New Customer and Partner Wins, and Adoptions of New Progress Technologies and Major Deployments by Customers and Partners
ABC Benefits Corporation, ABSA Group, Acando, Activant Wholesale Distribute, Advent Software, Alberta Sustainable Resource, Assurant Health, ATMI, BAE Systems, Bodynits International, Bulltick Casa de Bolsa, California Institute of Technology, Capitol Bancorp, Capmark Finance, CBC Industries, CNH Latin America, CNS-Solutions & Support, Commercial Zargoza, Dresser-Rand Company, EB2 International, Financial Technologies, FixGap, Ford Motor Company, HedgeServ Corporation, IFS World Operations, InterJapan, Irving Oil, Jefferson Parish Sheriff, Johnson Controls, KPN, Leader Processing Systems, Leardini Pescados, Liverpool & London Steamship, MacDonald Steel, Matrix Distributor, Mitre Corporation, Natixis, NextRet, Norwegian Cruise Lines, Plan Treuhand, Semelab, Silvergate Plastics, SpecSavers, SpotOn Systems, T.Rowe Price Associates, Target Corporation, Texas Health & Human Services, The Unlimited Capital, Thermo Fisher Scientific, Trane Brazil, Unlimited Technology Systems, United Parcel Services, VentLab and WorkDay.
Business Outlook
The company is providing the following guidance for the fiscal year ending November 30, 2009:
•	GAAP revenue is expected to be in the range of $532 million to $542 million.

•	On a non-GAAP basis, revenue is expected to be in the range of $535 million to $545 million.

•	GAAP diluted earnings per share are expected to be in the range of 98 cents to $1.08.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.85 to $1.95.
The company is providing the following guidance for the first fiscal quarter ending February 28, 2009:
•	GAAP Revenue is expected to be in the range of $123 million to $125 million.

•	On a non-GAAP basis, revenue is expected to be in the range of $125 million to $127 million.

•	GAAP diluted earnings per share are expected to be in the range of 13 cents to 15 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 37 cents to 39 cents.
The company’s updated guidance also accounts for an adverse foreign currency impact based on current exchange rates compared to exchange rates at the time the company previously provided guidance for fiscal 2009 on September 18, 2008.
The outlook for the non-GAAP amounts excludes the amortization of acquired intangibles, stock-based compensation, purchase accounting adjustments for deferred revenue, acquisition-

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
related expenses and professional services fees associated with the investigation related to the company’s historical stock option grant practices.
Legal Notice Regarding Non-GAAP Financial Information
The company provides non-GAAP revenue, operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. The company believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management of the company uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
Conference Call
The Progress Software conference call to discuss its fiscal fourth quarter 2008 results and business outlook will be Webcast live today at 9:00 a.m. Eastern Daylight Time on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay on the Progress website (www.progress.com), together with the slide presentation for the call, under the investor relations page.
Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include statements regarding the company’s business outlook, involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders; the timely release of enhancements to the company’s products; the growth rates of certain market segments; the positioning of the company’s products in those market segments; variations in the demand for professional services and technical support; pricing pressures and the competitive environment in the software industry; business and consumer use of the Internet; the company’s ability to complete and integrate acquisitions; the company’s ability to realize the expected benefits and anticipated synergies from acquired businesses; the company’s ability to penetrate international markets and manage its international operations; changes in exchange rates; unanticipated consequences of the restatement completed in December 2006; risks associated with the SEC’s formal investigation of

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
the company’s option-grant practices; the risk that the company will face additional claims and proceedings in connection with those stock option grant practices, including additional shareholder litigation and additional proceedings by the other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Actional, Apama, DataDirect, DataXtend, IONA, OpenEdge, Progress, and SonicMQ are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.
END

Progress Software Corporation
GAAP Condensed Consolidated Statements of Income

	Three Months Ended
	November 30,	November 30,	Percent
(In thousands except per share data)	2008	2007	Change

Revenue:
Software licenses	$56,102	$53,785	4%
Maintenance and services	83,329	83,040	0%

Total revenue	139,431	136,825	2%

Costs of revenue:
Cost of software licenses	1,858	2,389	(22)%
Cost of maintenance and services	17,407	18,566	(6)%
Amortization of purchased technology	4,584	2,612	75%

Total costs of revenue	23,849	23,567	1%

Gross profit	115,582	113,258	2%

Operating expenses:
Sales and marketing	53,580	53,402	0%
Product development	25,488	19,332	32%
General and administrative	18,613	15,022	24%
Amortization of other acquired intangibles	2,334	1,557	50%
Acquisition-related expenses	128	—
Restructuring expense	6,915	—
Impairment of goodwill	—	8,174

Total operating expenses	107,058	97,487	10%

Income from operations	8,524	15,771	(46)%
Other income, net	1,735	2,850	(39)%

Income before provision for income taxes	10,259	18,621	(45)%
Provision for income taxes	3,807	6,517	(42)%

Net income	$6,452	$12,104	(47)%

Earnings per share:
Basic	$0.16	$0.29	(45)%
Diluted	$0.16	$0.27	(41)%

Weighted average shares outstanding:
Basic	39,891	42,258	(6)%
Diluted	41,141	44,544	(8)%

	Twelve Months Ended
	November 30,	November 30,	Percent
	2008	2007	Change

Revenue:
Software licenses	$192,217	$187,080	3%
Maintenance and services	323,343	306,420	6%

Total revenue	515,560	493,500	4%

Costs of revenue:
Cost of software licenses	9,536	8,050	18%
Cost of maintenance and services	69,321	68,614	1%
Amortization of purchased technology	13,032	10,092	29%

Total costs of revenue	91,889	86,756	6%

Gross profit	423,671	406,744	4%

Operating expenses:
Sales and marketing	195,947	191,436	2%
Product development	87,788	80,345	9%
General and administrative	62,084	62,270	0%
Amortization of other acquired intangibles	6,426	7,303	(12)%
Acquisition-related expenses	128	—
Restructuring expense	6,915	—
Impairment of goodwill	—	8,174

Total operating expenses	359,288	349,528	3%

Income from operations	64,383	57,216	13%
Other income, net	9,627	7,831	23%

Income before provision for income taxes	74,010	65,047	14%
Provision for income taxes	27,714	22,767	22%

Net income	$46,296	$42,280	9%

Earnings per share:
Basic	$1.13	$1.02	11%
Diluted	$1.08	$0.96	13%

Weighted average shares outstanding:
Basic	41,035	41,554	(1)%
Diluted	42,677	43,943	(3)%

Progress Software Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended November 30, 2008			Three Months Ended November 30, 2007
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$139,431	$2,696	$142,127	$136,825	$—	$136,825	4%
Purchase accounting adjustments for deferred revenue (1)	(2,696)	2,696		—	—

Income from operations	$8,524	$25,500	$34,024	$15,771	$17,665	$33,436	2%
Purchase accounting adjustments for deferred revenue (1)	(2,696)	2,696		—	—
Amortization of acquired intangibles	(6,918)	6,918	—	(4,169)	4,169	—
Acquisition-related expenses	(128)	128		—	—
Restructuring expense	(6,915)	6,915		—	—
Impairment of goodwill	—	—		(8,174)	8,174
Stock option investigation (2)	(1,137)	1,137	—	(396)	396	—
Stock-based compensation (3)	(7,706)	7,706	—	(4,926)	4,926	—

Operating margin percentage	6.1%		23.9%	11.5%		24.4%

Other income, net	$1,735	$—	$1,735	$2,850	$—	$2,850	(39)%

Effect on provision for income taxes from above adjustments (4)	$3,807	$7,962	$11,769	$6,517	$5,820	$12,337	(5)%

Net income	$6,452	$17,538	$23,990	$12,104	$11,845	$23,949	0%

Earnings per share — diluted	$0.16		$0.58	$0.27		$0.54	7%

Weighted average shares outstanding — diluted	41,141		41,141	44,544		44,544	(8)%

	Twelve Months Ended November 30, 2008			Twelve Months Ended November 30, 2007
	As			As			Percent
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$515,560	2,696	$518,256	$493,500	—	$493,500	5%
Purchase accounting adjustments for deferred revenue (1)	(2,696)	2,696		—	—

Income from operations	$64,383	$51,518	$115,901	$57,216	$52,231	$109,447	6%
Purchase accounting adjustments for deferred revenue (1)	(2,696)	2,696		—	—
Amortization of acquired intangibles	(19,458)	19,458	—	(17,395)	17,395	—
Acquisition-related expenses	(128)	128		—	—
Restructuring expense	(6,915)	6,915		—	—
Impairment of goodwill	—	—		(8,174)	8,174
Stock option investigation (2)	(3,003)	3,003	—	(3,729)	3,729	—
Stock-based compensation (3)	(19,318)	19,318	—	(22,933)	22,933	—

Operating margin percentage	12.5%		22.4%	11.6%		22.2%	1%

Other income, net	$9,627	$—	$9,627	$7,831	$—	$7,831	23%

Effect on provision for income taxes from above adjustments (4)	$27,714	$15,923	$43,637	$22,767	$17,108	$39,875	9%

Net income	$46,296	$35,595	$81,891	$42,280	$35,123	$77,403	6%

Earnings per share — diluted	$1.08		$1.92	$0.96		$1.76	9%

Weighted average shares outstanding — diluted	42,677		42,677	43,943		43,943	(3)%

(1)	The purchase accounting adjustment for deferred revenue is included within maintenance and services revenue and represents the write-down to fair value of the deferred revenue of Iona Technologies at the date of the acquisition.

(2)	Stock option investigation expenses are included within general and administrative expenses and primarily represent professional services fees associated with the company’s investigation and shareholder derivative lawsuits related to its historical stock option grant practices.

(3)	Stock-based compensation expense is included in the following GAAP operating expenses:

	Three Months Ended November 30, 2008			Three Months Ended November 30, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$24	$(24)	$—	31	$(31)	$—
Cost of maintenance and services	465	(465)	—	368	(368)	—
Sales and marketing	2,798	(2,798)	—	1,973	(1,973)	—
Product development	1,851	(1,851)	—	1,267	(1,267)	—
General and administrative	2,568	(2,568)	—	1,287	(1,287)	—

	$7,706	$(7,706)	$—	$4,926	$(4,926)	$—

	Twelve Months Ended November 30, 2008			Twelve Months Ended November 30, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$72	$(72)	$—	$129	$(129)	$—
Cost of maintenance and services	1,170	(1,170)	—	1,522	(1,522)	—
Sales and marketing	6,982	(6,982)	—	7,997	(7,997)	—
Product development	4,588	(4,588)	—	5,093	(5,093)	—
General and administrative	6,506	(6,506)	—	8,192	(8,192)	—

	$19,318	$(19,318)	$—	$22,933	$(22,933)	$—

Amounts represent the fair value of equity awards under SFAS 123R. Stock-based compensation expense in the twelve months ended November 30, 2007 also includes the cash settlement of equity awards to former employees for options that were cancelled or expired during the suspension of the issuance of shares under the company’s option plans, reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2007 and the incremental effect of make-whole cash payments to members of the Compensation Committee for options that were cancelled.

(4)	The non-GAAP provision for income taxes was calculated reflecting an effective rate of 32.9% and 34.8% for the three months and twelve months ended November 30, 2008, respectively, and 34.0% for the three and twelve months ended November 30, 2007. The difference between the effective tax rate under GAAP and the effective tax rate utilized in the preparation of non-GAAP financial measures primarily relates to the tax effects of stock-based compensation expense and amortization of acquired intangibles, which are excluded from the determination of non-GAAP net income.

Progress Software Corporation
Condensed Consolidated Balance Sheets

	November 30,	November 30,
(In thousands)	2008	2007

Assets
Cash and short-term investments	$118,529	$339,525
Accounts receivable, net	94,795	93,998
Other current assets	34,031	30,900

Total current assets	247,355	464,423

Property and equipment, net	63,147	64,949
Goodwill and intangible assets, net	341,155	208,988
Investments in auction-rate securities	65,204	—
Other assets	35,513	23,468

Total	$752,374	$761,828

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$107,864	$92,983
Short-term deferred revenue	135,786	135,487

Total current liabilities	243,650	228,470

Long-term deferred revenue	7,957	11,200
Other liabilities	19,315	4,284
Shareholders’ equity:
Common stock and additional paid-in capital	216,261	240,647
Retained earnings	265,191	277,227

Total shareholders’ equity	481,452	517,874

Total	$752,374	$761,828

Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended
	November 30,	November 30,
(In thousands except per share data)	2008	2007

Cash flows from operations:
Net income	$46,296	$42,280
Depreciation, amortization and other noncash items	49,432	58,675
Other changes in operating assets and liabilities	(8,547)	3,052

Net cash flows from operations	87,181	104,007
Capital expenditures	(8,213)	(18,309)
Investments in auction-rate securities	(54,375)	—
Acquisitions, net of cash acquired	(138,257)	—
Share repurchases, net of issuances	(86,006)	4,468
Other	(21,326)	8,044

Net change in cash and short-term investments	(220,996)	98,210
Cash and short-term investments, beginning of period	339,525	241,315

Cash and short-term investments, end of period	$118,529	$339,525

Progress Software Corporation
Reconciliation of Forward-Looking Guidance
Diluted Earnings Per Share Range

	Three Months Ended February 28, 2009

GAAP expectation	$0.13	—	$0.15

Adjustment to exclude stock-based compensation	$0.07	—	$0.07
Adjustment to exclude amortization of acquired intangibles	$0.13	—	$0.13
Adjustment to exclude purchase accounting adjustments for deferred revenue	$0.02	—	$0.02
Adjustment to exclude acquisition-related expenses	$0.00	—	$0.01
Adjustment to exclude professional services fees associated with ongoing stock option investigation and derivative lawsuits	$0.00	—	$0.02

Non-GAAP expectation	$0.37	—	$0.39

	Twelve Months Ended November 30, 2009

GAAP expectation	$0.98	—	$1.08
Adjustment to exclude stock-based compensation	$0.30	—	$0.31
Adjustment to exclude amortization of acquired intangibles	$0.49	—	$0.50
Adjustment to exclude purchase accounting adjustments for deferred revenue	$0.05	—	$0.05
Adjustment to exclude acquisition-related expenses	$0.01	—	$0.02
Adjustment to exclude professional services fees associated with ongoing stock option investigation and derivative lawsuits	$0.00	—	$0.03

Non-GAAP expectation	$1.85	—	$1.95